Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Creative Computer Applications, Inc.
Calabasas, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-71599) and on Form S-3 (File No. 33-89278) of our report dated October 22, 2004, relating to the financial statements of Creative Computer Applications, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended August 31, 2004.

BDO Seidman, LLP
Los Angeles, California
November 19, 2004